UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 21, 2020 (April 20, 2020)

SUMMIT WIRELESS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6840 Via Del Oro, Ste. 280 San Jose, CA	95119
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As initially disclosed in the Current Report on Form 8-K filed on October 22, 2019 by Summit Wireless Technologies, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”), on October 16, 2019, the Company was officially notified by The Nasdaq Stock Market LLC (“Nasdaq”) that it was not in compliance with Nasdaq Listing Rule 5550(a)(2), as the closing bid price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) was below $1.00 per share for the previous thirty (30) consecutive business days (the “Minimum Bid Price Requirement”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was granted a 180-calendar day compliance period, or until April 13, 2020, to regain compliance with the Minimum Bid Price Requirement. In order to have regained compliance, the closing bid price of the Common Stock would have had to meet or exceed $1.00 per share for at least ten (10) consecutive business days during the 180-calendar day grace period. During such compliance period, the closing bid price of the Common Stock did not satisfy this requirement.

As a result, on April 20, 2020, the Company received another notice from Nasdaq (the “Letter”) stating that the Company has not regained compliance with the Minimum Bid Price Requirement and is not eligible for a second 180-calendar day grace period, as the Company does not currently comply with Nasdaq Listing Rule 5550(b), which requires a minimum of $5,000,000 in stockholders’ equity for initial listing, among other listing criteria. Pursuant to the Letter, unless the Company requests a hearing to appeal this determination with a Nasdaq Hearing Panel (the “Panel”) by April 27, 2020 (the “Hearing Request Date”), the Common Stock will be delisted from The Nasdaq Capital Market, trading of the Common Stock will be suspended at the opening of business on April 29, 2020, and a Form 25-NSE will be filed with the SEC, which will remove the Common Stock from listing and registration on The Nasdaq Capital Market. While an appeal process is pending, the suspension of trading of the Common Stock would be stayed, and the Common Stock would continue to trade on The Nasdaq Capital Market until the hearing process concludes and the Panel issues a written decision.

As disclosed in a Current Report on Form 8-K filed by the Company with the SEC on April 8, 2020, the Company implemented a reverse stock split of its Common Stock at a ratio of one share for every 20 shares previously outstanding, which reverse stock split became effective on April 9, 2020. As of the date of this Current Report on Form 8-K, the Common Stock has traded above the $1.00 per share minimum bid price required by the Minimum Bid Price Requirement for seven (7) consecutive trading dates. In the event that the Company is able to regain compliance with the Minimum Bid Price Requirement before the Hearing Request Date, the Company does not intend to request a hearing to appeal such determination with the Panel and will request that the Nasdaq staff confirm the Company’s compliance with the Minimum Bid Price Requirement. The Company intends to monitor the closing bid price for the Common Stock and will consider available options to resolve its non-compliance with the Minimum Bid Price Requirement, as may be necessary.

There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement, and that if it does not regain compliance with such rule and requests a hearing with the Panel, that the Panel will grant the Company’s request for a suspension of delisting or continued listing on The Nasdaq Capital Market. In addition, in the event that the Company regains compliance with the Minimum Bid Price Requirement, there can be no assurance that the Company will be able to comply with Nasdaq’s other listing standards. If the Common Stock ceases to be listed for trading on The Nasdaq Capital Market, the Company would expect that its Common Stock would be traded on one of the three tiered marketplaces of the OTC Markets Group.

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “would,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will regain compliance with the Rule 5550(b) or Nasdaq’s other listing standards during any applicable compliance period or in the future, or otherwise meet Nasdaq compliance standards, that the Company will be granted any hearing by Nasdaq, that following any such hearing, that Nasdaq will determine to continue to allow the listing of the Common Stock on The Nasdaq Capital Market, or that Nasdaq will grant the Company any relief from delisting as necessary or that the Company can ultimately meet applicable Nasdaq requirements for any such relief. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2020	SUMMIT WIRELESS TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
Name: Brett Moyer Title: Chief Executive Officer